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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 9, 2002

                           FLAG TELECOM GROUP LIMITED*
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

            Bermuda                    000-29207                 N/A
(State or Other Jurisdiction    (Commission File Number)   (IRS Employer
     of Incorporation)                                      Identification No.)


              Cedar House, 41 Cedar Avenue, Hamilton HM12, Bermuda
               (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code            (441) 296-0909

                          FLAG Telecom Holdings Limited
          (Former name or former address, if changed since last report)

* FLAG Telecom Group Limited is filing this Current Report on Form 8-K in its capacity as the successor to FLAG Telecom Holdings Limited.


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Item 5. OTHER EVENTS

On October 9, 2002 (the "Effective Date"), FLAG Telecom Group Limited (OTCBB:
FTGLF) (the "Registrant"), a holding company formed in Bermuda on August 15, 2002, became the successor to FLAG Telecom Holdings Limited, a Bermuda company ("Old FLAG"), as a result of the consummation of the transactions contemplated by the Plan of Reorganization of Old FLAG and certain of its subsidiaries, including, among others, FLAG Limited, FLAG Atlantic Limited, FLAG Atlantic Holdings Limited and FLAG Asia Limited, with certain modifications (the "Plan"), under chapter 11 of the United States Bankruptcy Code, as confirmed by the United States Bankruptcy Court for the Southern District of New York (the "Court") on September 26, 2002. A copy of the Plan as confirmed by the Court was filed as an exhibit to a Current Report on Form 8-K of Old FLAG filed with the Securities and Exchange Commission (the "Commission") on August 13, 2002. A copy of the press release announcing the Effective Date of the Plan is attached hereto as Exhibit 99.1.

Pursuant to the Plan, the following transactions were completed on or about the Effective Date:

  1. Holders of Old FLAG's 11 5/8% Senior Dollar Notes due 2010 and 11 5/8% Senior Euro Notes due 2010 received, in the aggregate, (i) US$245 million in cash, less certain fees and expenses, (ii) notes in the original principal amount of $45 million, bearing simple interest between 6.67% and 8% over a three year period of maturity, with a call right by the Registrant during the first eighteen months after the Effective Date at $30 million, and (iii) 100,000 shares of the issued and outstanding common shares of the Registrant, par value $1.00 per share (the "Common Shares");

  2. Holders of FLAG Limited's 8 1/4% Notes due 2008 received 1,255,800 Common Shares;

  3. Bank lenders under a credit facility previously extended to FLAG Atlantic Limited received 525,000 Common Shares;

  4. Certain significant trade creditors, such as Alcatel Submarine Networks S.A., Alcatel S.A. and certain of their affiliates, (collectively, "Alcatel"), CIENA Corporation ("Ciena"), Reach Ltd., Reach Cable Networks Limited and Reach Networks KK (Japan) and Lucent Technologies Nederland B.V. ("Lucent"), amended agreements with Old FLAG and received other consideration, including, among others, promissory notes, Common Shares and cash, as further detailed in the Plan;

  5. Alcatel received 87,600 Common Shares and Ciena received 31,600 Common Shares;

  6. Trade creditors of Old FLAG and its affiliates, other than trade creditors of FLAG Atlantic Holdings Limited and its debtor subsidiaries, received a negotiated amount, reinstatement of their claims or payment in full; and

  7. Trade creditors (other than Alcatel and Lucent) of FLAG Atlantic Holdings Limited and those of its subsidiaries that are debtors in the chapter 11 cases received pro rata rights to

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     recoveries attributable to avoidance actions belonging to the entity against which such trade creditors hold their claims.

As set forth in the Plan, equity holders of Old FLAG did not receive any consideration.

As a companion to the Plan, a Scheme of Arrangement was proposed for each of Old FLAG and FLAG Limited (the "Schemes"). The Schemes were submitted to the Bermuda Court on August 7, 2002. The Schemes became effective on October 9, 2002.

By orders of the Supreme Court of Bermuda on October 11, 2002, the joint provisional liquidators of FLAG Limited and FLAG Asia Limited were discharged and leave was granted to withdraw the petitions for winding up those two companies. On the same day the powers of the joint provisional liquidators of Old FLAG and FLAG Atlantic Limited were extended thereby extinguishing any residual power of the board and management of those companies. In addition, on October 11, 2002, a petition was filed seeking a winding up order in respect of FLAG Atlantic Holdings Limited, and an order appointing joint provisional liquidators of that company was granted.

Upon consummation of the transactions contemplated by the Plan, the Common Shares of the Registrant became registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as provided by Rule 12g-3 under the Exchange Act. For purposes of Rule 12g-3, the Registrant is the successor issuer to Old FLAG.

The Registrant's Common Shares have commenced trading on the Over the Counter Bulletin Board under the ticker symbol "FTGLF" (not "FTHLQ" as erroneously mentioned in the attached press release).

                          DESCRIPTION OF CAPITAL STOCK

The following description updates and supersedes the description contained in the Registration Statement on Form 8-A, as amended, dated February 8, 2000, filed with the Commission by Old FLAG, including any amendments or reports filed prior to the date hereof for the purpose of updating such description contained in the Form 8-A. The following description is a summary, does not purport to be complete or to give a complete description of applicable statutory or common law, and is subject in all respects to the applicable provisions of law, and to the Memorandum of Association of the Registrant and the Bye-Laws of the Registrant (the "Bye-Laws"), which are incorporated herein by reference and filed as Exhibits 4.1 and 4.2 hereto, respectively.

COMMON SHARES

The Registrant's authorized capital stock consists of 3,000,000 Common Shares and no preferred shares. As of the Effective Date, there were 2,000,000 Common Shares issued and outstanding. The holders of Common Shares (the "Shareholders") are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. The Shareholders are entitled to receive ratably such dividends as may be declared by the Registrant's Board of Directors (the

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"Board") out of funds legally available for payment of dividends. However, the
Registrant does not presently anticipate that dividends will be paid on the Common Shares in the foreseeable future. Furthermore, payment of dividends is restricted by the terms of the Indenture between the Registrant and The Bank of New York, as indenture trustee, dated October 9, 2002. In the event of a liquidation, dissolution or winding up of the Registrant, the Shareholders will be entitled to share ratably in all assets remaining after payment of liabilities. The Shareholders have no preemptive, subscription, redemption or conversion rights. All of the outstanding Common Shares are validly issued, fully paid and nonassessable.

                      ANTI-TAKEOVER EFFECTS OF THE BYE-LAWS

The Bye-Laws divides the Board into three classes, each class to have approximately the same number of directors. The initial terms of class one, class two and class three of the Board will expire in order at the second, third and fourth annual general meetings of the Shareholders expected to occur in the Spring of 2004, 2005 and 2006, respectively. Following their initial terms, each class will be elected for a term of three years. Under the Bye-Laws, the number of directors constituting the entire Board will be fixed from time to time by the Board, but the number cannot be less than two or more than fifteen. Any director may be removed from office by a majority vote of the Shareholders.

The division of the Board into classes may make the Registrant more difficult for other persons, without the approval of the Board, to launch a takeover attempt that a Shareholder might consider to be in such Shareholder's best interest.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

     None.

     (b)  PRO FORMA FINANCIAL INFORMATION

     None.

     (c)  EXHIBITS

     4.1  Memorandum of Association of FLAG Telecom Group Limited

     4.2  Bye-laws of FLAG Telecom Group Limited

     4.3 Indenture between the Registrant and The Bank of New York, as indenture trustee, dated October 9, 2002 (incorporated herein by reference to the Registrant's Post Effective Amendment No. 1 to its Application for Qualification of Indenture under the Trust Indenture Act of 1939 on Form T-3/A, filed on October 11, 2002).

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     10.1 Interim Chief Executive Officer Agreement between FLAG Telecom Group
          Limited and Spagnolo Group LP, dated October 10, 2002.

     99.1 FLAG Telecom Group Limited Press Release, dated October 10, 2002.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              FLAG TELECOM GROUP LIMITED
                                              (Registrant)

Date: October 15, 2002                        /s/  Kees Van Ophem
                                              --------------------------
                                              Name:  Kees Van Ophem
                                              Title: General Counsel

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